Exhibit 99.1

Contact:	UInvestors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.Louder@AllianceData.com

UMedia
Shelley Whiddon
Alliance Data
214-494-3811
Shelley.Whiddon@AllianceData.com

ALLIANCE DATA PROVIDES CARD SERVICES
PERFORMANCE UPDATE FOR MARCH 2016

Dallas, TX, April 14, 2016 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today provided an update on its Card Services segment.

In conjunction with the release of the Company's Master Trust Monthly Noteholder's Statement, the Company is releasing similar metrics for the overall total managed portfolio. The Master Trust data represents a subset of the Company's total managed portfolio, and the Company believes the information presented below provides a more complete view of the Card Services segment.

	For the month ended March 31, 2016	For the three months ended March 31, 2016
	(dollars in thousands)
Average receivables	$13,517,662	$13,536,701
Year over year change in average receivables	29%	27%
Net charge-offs	$57,560	$176,360
Net charge-offs as a percentage of average receivables(1)	5.1%	5.2%

	As of March 31, 2016	As of March 31, 2015
	(dollars in thousands)
30 days + delinquencies - principal	$547,874	$398,432
Period ended receivables - principal	$12,881,378	$10,246,419
Delinquency rate	4.3%	3.9%

(1) PCompares to 4.4% and 4.5% for the month and three months ended March 31, 2015, respectively.

Alliance Data Systems Corporation
April 14, 2016

Early stage delinquency trends continue to improve. The resulting decline in late fees together with a higher mix of co-brand to private label receivables and the dampening effect of the accounting for acquired receivables are expected to pressure gross yields during 2016, especially during the first-half. The forecast of the 2016 gross yields by quarter, which have been considered in our quarterly and annual guidance compared to the 2015 actuals, are as follows:

Gross Yields	Q1	Q2	Q3	Q4	Year
2016 (estimate)	24.7%	24.5%	26.2%	24.7%	25.1%
2015 (actual)	26.8%	26.2%	26.9%	25.0%	26.2%
	(210bps)	(170bps)	(70bps)	(30bps)	(110bps)

About Alliance Data

Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 16,000 associates at approximately 100 locations worldwide.

Alliance Data's Card Services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and holds a majority interest in Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.
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